Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Tuesday, July 14, 2015	Brad Pogalz (952) 887-3753

DONALDSON ENTERS AGREEMENT TO ACQUIRE
INDUSTRIAS PARTMO IN COLOMBIA

MINNEAPOLIS, MN (July 14, 2015) – Donaldson Company, Inc. (NYSE: DCI), a global leader in engine filtration, announced today that it has entered into a binding agreement to acquire 100 percent of the shares of Industrias Partmo S.A. Partmo is a leading manufacturer of replacement air, lube and fuel filters in Colombia.

Founded in 1963, Partmo generates annual sales of approximately $15 million. Partmo has approximately 250 employees at its main production site in Bucaramanga, Colombia.

“The acquisition of Partmo will support our strategy of continued growth in our engine filter business in South America,” said Guillermo Briseño, Donaldson’s Vice President for Latin America. “Partmo® is a well-recognized brand of replacement filters in Colombia and other countries in the northern portion of South America. We look forward to continuing and strengthening the long-term relationships they have built with their distributors and customers.”

“The Partmo business directly aligns with the priorities of our strategic growth plan by growing our replacement filter and liquid businesses, while further expanding our international business. Partmo’s factory in Colombia will be Donaldson’s first production site for engine liquid filters in South America.” said Tod Carpenter, Donaldson’s President and CEO. “I look forward to welcoming the Partmo employees to our Company.”

Miscellaneous

Donaldson has entered into a binding agreement to acquire Partmo. Completion of the transaction is subject to customary regulatory approval in Colombia, and it is expected to close during the second quarter of Donaldson’s fiscal year 2016. Once the transaction is complete, Donaldson will report revenue from the acquisition of Partmo in its Engine Products Segment. For more information about Donaldson, please visit the Company’s Investor Relations site at IR.Donaldson.com.

Donaldson Company, Inc.

July 14, 2015

The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. This announcement contains forward-looking statements, including, without limitation, forecasts, plans, trends, and projections relating to our business and financial performance and global economic conditions, which involve uncertainties that could materially impact results. All statements other than statements of historical fact are forward-looking statements. These statements do not guarantee future performance.

The Company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: world economic factors and the ongoing economic uncertainty, the reduced demand for hard disk drive products with the increased use of flash memory, currency fluctuations, commodity prices, political factors, the Company’s international operations, highly competitive markets, governmental laws and regulations, including the impact of the various economic stimulus and financial reform measures, the implementation of our new information technology systems, information security and data breaches, potential global events resulting in market instability including financial bailouts and defaults of sovereign nations, military and terrorist activities, including political unrest in the Middle East and Ukraine, health outbreaks, natural disasters, and all of the other risk factors included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements.

About Donaldson Company

Founded 100 years ago, Donaldson (NYSE: DCI) is a global leader in the filtration industry. The Company's innovative filtration technologies improve people's lives, enhance Customers' equipment performance and protect the environment. More than 12,500 employees support Customers at 140 sales, manufacturing, and distribution locations. For more information, visit www.donaldson.com.

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